UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-6690

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 7, 2006, Duska Therapeutics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to a Letter of Engagement and Work Authorization dated October 1, 2005 with Investor Relations International (“IRI”) whereby IRI is to provide certain investor relations, corporate finance and disclosure consulting services to the Company (the “IRI Agreement”). Under the IRI Agreement, the Company pays IRI a monthly retainer of $10,000 for the first twelve months of the engagement period and also agreed to issue to IRI’s parent, Fountainhead Holdings, Inc., warrants to purchase 900,000 shares of the Company’s common stock at an exercise price of $0.01 per share, 500,000 shares at an exercise price of $0.125 per share (which vest upon the attainment of certain milestones) and 750,000 shares at an exercise price of $0.50 per share (which vest upon the attainment of certain milestones). The IRI Agreement is for a period of 12 months and may be terminated by the Company at any time, with or without cause. The Amendment is filed as Exhibit 10.1 hereto and its terms and conditions are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described above, the Company agreed to issue to IRI warrants to purchase 2,150,000 shares of the Company’s common stock, which warrants may be exercised at prices ranging from $0.01 to $0.50 per share in consideration for IRI’s provision of additional investor relation services. The securities were issued by the Company in reliance upon an exemption from registration under Rule 506, Section 4(2) of the Securities and Exchange Act of 1933.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, Jane F. Kinsel, Ph.D. and Donald Alan McAfee, Ph.D. (the “Appointees”) were appointed to the Board of Directors of the Company (the “Board”). The Appointees are not parties to a transaction in which they have a direct or indirect material interest. The Appointees have not yet been appointed to serve on any committees of the Board.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Letter of Engagement and Work Authorization between Duska Therapeutics, Inc. and Investor Relations International dated February 2, 2006

99.1	Press Release, dated February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg
Amir Pelleg, Ph.D., President

Dated: February 10, 2006